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SECURITIES & EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 26, 2003

AEP INDUSTRIES INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (Jurisdiction of Incorporation)	0-14450 (Commission File Number)	22-1916107 (I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey 07606
(Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, Including Area Code: (201) 641-6600

Item 5.    Other Events and Regulation FD Disclosure.

        Effective June 26, 2003, Registrant received an aggregate of 86,470 stock options issued to officers other than the Chief Executive Officer and Chief Financial Officer of Registrant who are reporting officers under Section 16 of the Securities Exchange Act ("Reporting Officers"), and received the surrender of an aggregate of 235,920 stock options issued to employees and other officers of Registrant.

        Under the arrangement with the optionees, the Reporting Officers will receive an aggregate of 56,205 stock options on December 29, 2003 (65% of the stock options surrendered) and the employees and other officers will receive an aggregate of 188,736 stock options on that date (80% of the stock options surrendered). The new stock options will be for ten years from December 29, 2003 at the option exercise price which is the higher of the fair market value of Registrant's stock on June 26, 2003 and December 29, 2003, and will vest at the rate of 20% per year commencing December 29, 2003, with the first 20% of options granted vesting on December 29, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC. (Registrant)
July 1, 2003	By:	/s/ LAWRENCE R. NOLL Lawrence R. Noll Vice President and Controller

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  Item 5. Other Events and Regulation FD Disclosure .
SIGNATURES